EXHIBIT 3.10

BY-LAWS

OF

PAOLI INC.

ARTICLE 1.  OFFICES AND PLACES OF BUSINESS

Section 1.01.  Registered Office.  The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as its principal place of business.  The registered office may be changed from time to time by the Board of Directors as provided by law.

Section 1.02.  Principal Place of Business.  The principal place of business of the Corporation shall be located at the place, within or without the State of Iowa, fixed by (or pursuant to authority granted by) the Board of Directors from time to time.

Section 1.03.  Other Places.  The Corporation may conduct its business, carry on its operations, have offices, carry out any or all of its purposes, and exercise any or all of its powers anywhere in the world, within or without the State of Iowa.

ARTICLE 2.  SHAREHOLDERS

Section 2.01.  Annual Meeting.  An annual meeting of shareholders shall be held in each year, beginning with the year 2004, at the time and place fixed by the Board of Directors or by the Chairman, President, or Secretary.  Unless a different time or place is fixed by the Board of Directors or by the Chairman, President, or Secretary, the annual meeting shall be held on the third Wednesday in the month of April in each year, at the hour of 4:30 o'clock P.M.  If in any year the annual meeting is not held on or before said day and if written notice of the annual meeting as provided in Section 2.04 is not given on or before said day, the annual meeting shall be called and the time and place fixed as soon as may be convenient, by the Chairman, President, or Secretary or by the Board of Directors or by the holders of not less than a majority of the outstanding shares entitled to vote at the meeting.  At the annual meeting the shareholders shall elect Directors as provided in Section 3.02 and may transact any other business brought before the meeting. Failure to hold one or more annual meetings of shareholders or failure to elect Directors in one or more years shall not end the term of any Director, shall not cause any vacancy in the Board of Directors, and shall not affect the existence or powers of (or the validity of any act of) the Corporation or the Board of Directors; and the term of each Director shall continue as provided in Section 3.03.

Section 2.02.  Special Meetings.  Special meetings of shareholders for any purposes may be called, and the time and place fixed, by the Board of Directors or by the Chairman, President, or Secretary or by the holders of not less than one-tenth of the outstanding shares entitled to vote on any issue proposed to be considered at the special meeting.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting, but the statement of purposes may be in general words and shall be construed liberally to permit action.

Section 2.03.  Place of Shareholders' Meetings. Any annual or special meeting of shareholders may be held at any place, within or without the State of Iowa.  The place of each meeting of shareholders shall be fixed as provided in these By-laws, or by a waiver or waivers of notice fixing the place of the meeting and signed by all shareholders entitled to vote at the meeting.  If no other place is fixed for a meeting of shareholders, the meeting place shall be the registered office of the Corporation in the State of Iowa.

Section 2.04.  Notice of Shareholders' Meetings.  Written notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, President, or Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage prepaid.  Written notice given in any other way shall be sufficient if the notice is actually and timely received by the person entitled thereto.

Section 2.05.  Record Date; Closing of Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose:

          (a)  The record date for the determination of shareholders shall be fifteen days before the date of the meeting or fifteen days before the date of payment of the dividend, unless the determination of shareholders is made as provided in Subsection (b) or (c).

          (b)  The Board of Directors may fix in advance a record date for any or all determinations of shareholders.  Such date shall be not more than fifty days and, in case of a meeting of shareholders, not less than ten days before the date on which the particular action (requiring the determination of shareholders) is to be taken.  The record date fixed by the Board of Directors shall prevail over the date fixed by Subsection (a).

          (c)  In lieu of fixing a record date for a determination of shareholders, the Board of Directors may provide that for the purpose of such determination of shareholders the stock transfer books shall be closed for a stated period in accordance with the Iowa Business Corporation Act.

          (d)  When any record date is fixed for any determination of shareholders, the determination shall be made as of the close of business on the record date.

          (e)  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 2.06.  Voting Record.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  The record, for a period of ten days prior to the meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  The record shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.  Failure to comply with this Section shall not affect the validity of any action taken at any meeting.

Section 2.07.  Quorum of Shareholders.  Except as otherwise expressly provided by the Articles of Incorporation or these By-laws, a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Section 2.08.  Adjourned Meetings of Shareholders.  Any meeting of shareholders may be adjourned from time to time to any place, without further notice, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented at the meeting, even if less than a quorum (notwithstanding Sections 2.07 and 2.09).  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting with a quorum present.

Section 2.09.  Vote Required for Action by Shareholders.  The vote required to adopt any motion or resolution or take any action at any meeting of shareholders shall be as provided in the Articles of Incorporation.

However, action may be taken on the following procedural matters by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented at the meeting, even if less than a quorum (notwithstanding Section 2.07):  election or appointment of a temporary chairman or temporary secretary for the meeting (if necessary), or adoption of any motion to adjourn or recess the meeting or any proper amendment to any such motion.

Whenever the minutes of any meeting of shareholders state that any motion or resolution was adopted or that any action was taken at the meeting, the minutes shall be prima facie evidence that the motion or resolution was duly adopted or that the action was duly taken by the required vote.  The minutes need not state the number of shares voted for and against the motion, resolution, or action.  Voting at any meeting of shareholders on any question or in any election may be by voice vote unless the presiding officer orders or any shareholder demands that the number of shares voted by each shareholder or proxy be counted or determined.

Section 2.10.  Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact.

Each proxy shall be filed with an officer of the Corporation or the person acting as secretary of the meeting, before or during the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

The presiding officer at any meeting of shareholders (or any officer or inspectors authorized to do so by the presiding officer or by the Board of Directors) in good faith and in his or her or their discretion may (a) accept or reject proxies; (b) decide all questions regarding any proxy, its validity, authorization, and execution, and the identity of any person claiming the right to vote as a proxy; (c) waive formal requirements for and defects in proxies; (d) allow the voting of any proxy purporting to be executed by or on behalf of the shareholder or person entitled to vote the shares, or any proxy purporting to be executed by any one of two or more joint or common owners or co-fiduciaries; and (e) make the foregoing decisions with or without evidence or showing of authority, capacity, or identity. In the absence of fraud, each such decision shall be final and binding on all persons unless a valid specific objection is expressly made before or during the meeting.

        Section 2.11.  Shareholders' Voting Rights.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation.  Voting rights for the election of Directors shall be as provided in Section 3.02.

        Section 2.12.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation, domestic or foreign, may be voted by an officer, agent, or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of the shares into his or her name.  Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of the shares into his or her name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any time.

The presiding officer at any meeting of shareholders (or any officer or inspectors authorized to do so by the presiding officer or by the Board of Directors) in good faith and in his or her or their discretion may (a) decide all questions regarding the authority, capacity, and identity of any person claiming the right to vote any shares; (b) waive formal requirements; (c) allow shares to be voted by any person purporting to be authorized to do so; (d) allow shares to be voted by any one of two or more joint or common owners or co-fiduciaries; and (e) make the foregoing decisions with or without evidence or showing of authority, capacity, or identity.  In the absence of fraud, each such decision shall be final and binding on all persons unless a valid specific objection is expressly made before or during the meeting.

Section 2.13.  Organization.  The Chairman, the President, or a Vice-President, as provided in these  By-laws, shall preside at each meeting of shareholders.  If the Chairman, the President, and each Vice-President are absent or decline to preside, the shareholders may elect or appoint a temporary chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as secretary of each meeting of shareholders.  If the Secretary and each Assistant Secretary are absent or decline to act, the shareholders may elect or appoint a temporary secretary for the meeting.

Section 2.14.  Rules and Order of Business.  The shareholders may adopt any rules, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, which they deem advisable for the conduct of their meetings.  Except as otherwise expressly required by law, the Articles of Incorporation, these By-laws, or such rules, meetings of shareholders shall be conducted in accordance with Robert's Rules of Order, Revised (as further revised from time to time). Unless otherwise determined by the shareholders, the order of business at annual meetings of shareholders, and at any special meeting of shareholders to the extent consistent with the purposes of the meeting, shall be:

          (1)  Roll call or other determination of attendance and quorum.

          (2)  Proof of notice of meeting.

          (3)  Action upon minutes of preceding meeting and any other unapproved minutes.

          (4)  Reports of officers and committees.

          (5)  Election of Directors.

          (6)  Unfinished business.

          (7)  New business.

          (8)  Adjournment.

Failure to comply with this Section shall not affect the validity of any action taken at any meeting unless (a) specific and timely objection is made at the meeting and (b) the person complaining sustains direct and material damage because of such failure.

Section 2.15.  Waiver of Notice by Shareholders. Whenever any notice is required to be given to any shareholder of the Corporation under any provision of law or the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether signed before or after the time of the meeting or event of which notice is required, shall be equivalent to the giving of the notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any waiver of notice of the meeting.

Any shareholder's attendance or representation (by proxy or other authorized person) at any meeting of shareholders shall constitute a waiver by the shareholder of any notice of the meeting to which he or she would otherwise be entitled, and shall constitute consent by the shareholder to the time and place of the meeting and the transaction of all business which may come before the meeting.  However, a shareholder's attendance shall not constitute a waiver if the shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and if the shareholder expressly states his or her objection promptly after the meeting begins.

Section 2.16.  Informal Action by Shareholders.  Any action required by law or the Articles of Incorporation or these By-laws to be taken by vote of or at a meeting of shareholders, or any action which may or could be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing setting forth the action taken is signed by all the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote, and any officer may state or certify that the action was taken by a unanimous vote.  The signing by each such shareholder of any one of several duplicate originals or copies of the written consent shall be sufficient.  The written consent shall be filed with the Secretary as part of the minutes of the Corporation.  The action shall be deemed to be taken on the date of the written consent as stated therein or on the date of filing with the Secretary, whichever of these two dates occurs first.

ARTICLE 3.  BOARD OF DIRECTORS

Section 3.01.  Duties and Powers; Delegation.  The Board of Directors shall manage the business and affairs of the Corporation by making policy decisions to be carried out by the officers.  The Board of Directors may exercise all powers of the Corporation, and may do all lawful acts and things, which are not expressly required to be exercised or done by the shareholders.

The Board of Directors may delegate any or all of its duties and powers (including, without limitation, the duty and power to manage the business and affairs of the Corporation and all duties and powers imposed or conferred by the Iowa Business Corporation Act, the Articles of Incorporation, or these By-laws) to one or more officers, committees, or persons, and may terminate or change any such delegation. Such delegation may be done expressly, by implication, or by course of conduct.

Section 3.02.  Election of Directors.  At each annual meeting of shareholders, the shareholders shall elect Directors.  At each election of Directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares by him or her and entitled to vote, for as many persons as there are Directors to be elected.  Cumulative voting shall not be permitted.  The election of Directors may be conducted by written ballot, but need not be conducted by written ballot unless required by a rule or motion adopted by the shareholders.

Section 3.03.  Number, Terms, and Qualifications. The number of Directors shall be the number determined by the shareholders at each annual meeting of shareholders.  If such determination is not expressly made by resolution or motion at any annual meeting of shareholders, the election of Directors at such meeting shall constitute a determination that the number of Directors shall be equal to the number of Directors elected at such meeting.  If any annual meeting of shareholders fails to make such determination and does not elect Directors, the number of Directors shall be the same as the number of Directors determined at the most recent meeting of shareholders at which the number of Directors was determined as provided in this Section.

At any special meeting of shareholders the shareholders may increase or decrease the number of Directors, but no such decrease shall shorten the term of any incumbent Director.

The shareholders may leave one or more Directorships vacant.  Any such vacancy may be filled as provided in Section 3.04

Section 3.04.  Vacancies in Board.  Any vacancy occurring in the Board of Directors for any reason, and any Directorship to be filled by reason of an increase in the number of Directors, may be filled either by the Board of Directors or by the shareholders as provided in this Section.

Unless sooner filled by the shareholders, the vacancy or new Directorship may be filled by the affirmative vote of a majority of the Director then in office, even if less than a quorum (notwithstanding Sections 3.09 and 3.11).

Unless sooner filled by the Board of Directors, the vacancy or new Directorship may be filled by the shareholders.  A Director elected as provided in this Section shall serve for a term as provided in Section 3.03.  However, if a Director is elected to fill a vacancy caused by the resignation of a predecessor whose resignation has not yet become effective, the new Director's term shall begin when his or her predecessor's resignation becomes effective.

Section 3.05.  Regular Board Meetings.  A regular meeting of the Board of Directors may be held without notice other than this Section, promptly after and at the same place as each annual or special meeting of shareholders and each adjourned session of any annual or special meeting of shareholders.

Other regular meetings of the Board of Directors may be held at any times and places fixed by (or pursuant to authority granted by) resolution or motion adopted by the Board of Directors from time to time, without notice other than such resolution or motion.  However, unless both the time and place of such a regular meeting are fixed by the Board of Directors, notice of the meeting shall be given as provided in Section 3.08.

Section 3.06.  Special Board Meetings.  Special meetings of the Board of Directors may be called, and the time and place fixed, by the Chairman, President, or Secretary, or by a majority of the Directors then in office.

Section 3.07.  Place of Board Meetings.  Any meeting of the Board of Directors may be held at any place, within or without the State of Iowa.  The place of each meeting of the Board of Directors shall be fixed as provided in these By-laws, or by a waiver or waivers of notice fixing the place of the meeting and signed by all Directors then in office.  If no other place is fixed for a meeting of the Board of Directors, the meeting place shall be the registered office of the Corporation in the State of Iowa.

Section 3.08.  Notice of Special Board Meetings.  Written notice stating the time and place of a special meeting of the Board of Directors shall be delivered to each Director not less than 96 hours before the time of the meeting, either personally or by mail or telegram, by or at the direction of the Chairman, President, or Secretary, or the officer or persons calling the meeting.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Director at his or her address as it appears on the records of the Corporation, with postage prepaid.  If given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, addressed to the Director at his or her address as it appears on the records of the Corporation.  Written notice given in any other way shall be sufficient if the notice is actually and timely received by the person entitled thereto.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of the meeting.

Section 3.09.  Quorum of Directors.  Except as.otherwise expressly provided by the Articles of Incorporation or these By-laws, a majority of the number of Directors fixed by Section 3.03 shall constitute a quorum at any meeting of the Board of Directors.

Section 3.10.  Adjourned Board Meetings.  Any meeting of the Board of Directors may be adjourned from time to time and to any place, without further notice, by the affirmative vote of a majority of the Directors present at the meeting, even if less than a quorum (notwithstanding Sections 3.09 and 3.11).  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting with a quorum present.

Section 3.11.  Vote Required for Board Action.  Except as otherwise expressly provided in these By-laws, the affirmative vote of a majority of the number of Directors fixed by Section 3.03 shall be required and shall be sufficient to adopt any motion or resolution or take any action at any meeting of the Board of Directors.

However, the following actions may be taken by the affirmative vote of a majority of the Directors present at the meeting, even if less than a quorum (notwithstanding Section 3.09):  election or appointment of a temporary chairman or temporary secretary for the meeting (if necessary), or adoption of any motion to adjourn or recess the meeting or any proper amendment to any such motion.

Whenever the minutes of any meeting of the Board of Directors state that any motion or resolution was adopted or that any action was taken at the meeting, the minutes shall be prima facie evidence that the motion or resolution was duly adopted or that the action was duly taken by the required vote.  The minutes need not state the number of Directors voting for and against the motion, resolution, or action.

Section 3.12.  Directors' Voting Rights.  Each Director (including, without limitation, any Director who is also an officer of the Corporation and any Director presiding at a meeting) may vote on any question at any meeting of the Board of Directors, except as otherwise expressly provided in these By-laws.

Section 3.13.  Organization.  The Chairman, the President, or a Vice-President, as provided in these By-laws, shall preside at each meeting of the Board of Directors.  If the Chairman, the President, and each Vice-President are absent or decline to preside, the Board of Directors may elect or appoint a temporary chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as secretary of each meeting of the Board of Directors.  If the Secretary and each Assistant Secretary are absent or decline to act, the Board of Directors may elect or appoint a temporary secretary for the meeting.

Section 3.14.  Rules and Order of Business.  The Board of Directors may adopt any rules, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, which the Board of Directors deems advisable for the conduct of its meetings.  Except as otherwise expressly required by law, the Articles of Incorporation, these By-laws, or such rules, meetings of the Board of Directors shall be conducted in accordance with Robert's Rules of Order, Revised (as further revised from time to time).  Unless otherwise determined by the Board of Directors, the order of business at its first meeting held after each annual meeting of shareholders, and at other meetings of the Board of Directors to the extent applicable, shall be:

        (1)  Roll call or other determination of attendance and quorum.

        (2)  Proof of notice of meeting.

        (3)  Action upon minutes of preceding meeting and any other unapproved minutes.

        (4)  Reports of officers and committees.

        (5)  Election of officers.

        (6)  Unfinished business.

        (7)  New business.

        (8)  Adjournment.

Failure to comply with this Section shall not affect the validity of any action taken at any meeting unless (a) specific and timely objection is made at the meeting and (b) the person complaining sustains direct and material damage because of such failure.

Section 3.15.  Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors (or a committee of Directors) at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent or abstention is entered in the minutes of the meeting or unless the Director files his or her written dissent or abstention with the person acting as secretary of the meeting before its adjournment or forwards his or her dissent or abstention registered or certified mail to the Secretary of the Corporation immediately after adjournment of the meeting.  The right to dissent or abstain from voting shall not apply to a Director who voted in favor of the action.

Section 3.16.  Waiver of Notice by Directors.  Whenever any notice is required to be given to any Director under any provision of law or the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the Director or Directors entitled to the notice, whether signed before or after the time of the meeting or event of which notice is required, shall be equivalent to the giving of the notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any waiver of notice of the meeting.

The attendance of any Director at any meeting of the Board of Directors shall constitute a waiver by the Director of any notice of the meeting to which he or she would otherwise be entitled, and shall constitute consent by the Director to the time and place of the meeting and the transaction of all business which may come before the meeting.  However, a Director's attendance shall not constitute a waiver if the Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and if the Director expressly states his or her objection promptly after the meeting begins.

Section 3.17.  Informal Action by Directors.  Any action required by law or the Articles of Incorporation or these By-laws to be taken by vote of or at a meeting of the Board of Directors (or a committee of Directors), or any action which may or could be taken at a meeting of the Board of Directors (or a committee of Directors), may be taken without a meeting if a consent in writing setting forth the action taken is signed by all Directors then in office (or all members of the committee, as the case may be).  Such consent shall have the same force and effect as a unanimous vote, and any officer may state or certify that the action was taken by a unanimous vote.  The signing by each Director (or each member of the committee) of any one of several duplicate originals or copies of the written consent shall be sufficient.  The written consent shall be filed with the Secretary as part of the minutes of the Corporation.  The action shall be deemed to be taken on the date of the written consent as stated therein or on the date of filing with the Secretary, whichever of these two dates occurs first.

Section 3.18.  Committees.  The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors fixed by Section 3.03, may designate one or more committees (including, without limitation, an Executive Committee).  Each committee shall consist of two or more Directors elected or appointed by the Board of Directors, one of whom shall be designated as chairman of the committee.

To the extent provided in such resolution (or any other resolution adopted by a like vote), any committee shall have and may exercise, when the Board of Directors is not in session, all the duties, authority, and powers of the Board of Directors, which can lawfully be exercised by a committee.

If a member of a committee ceases to be a Director of the Corporation, he or she shall immediately and automatically cease to be a member of the committee.

Unless otherwise ordered by the Board of Directors, the affirmative vote or consent in writing of all members of a committee shall be required for the committee to adopt any motion or resolution or to take any action.  Unless otherwise ordered by the Board of Directors, the affirmative vote or consent in writing of all members then serving on the committee shall be required when there is a vacancy or vacancies in the committee, but the committee shall not act unless the number of members then serving is greater than the number of vacancies.  However, an alternate member may take the place of an absent member or may fill a vacancy to the extent provided in this Section.

The Board of Directors may elect or appoint one or more Directors as alternate members of any committee.  When and to the extent requested by the Chairman of the Board of Directors or by the President or by the chairman of the committee, any alternate member may take the place of an absent member or may fill a vacancy in the committee.  The vote or consent in writing of an alternate member in the absence of a member shall have the same effect as the vote or consent in writing of the member.  The vote or consent in writing of an alternate member who is filling a vacancy shall have the same effect as if he or she were a member of the committee.

Advisory committees may be appointed by (or pursuant to authority granted by) the Board of Directors and may include persons who are not Directors.  Advisory committees may make recommendations but shall not have or exercise any duties, authority, or powers of the Board of Directors.

The Board of Directors at any time may increase or decrease the number of members of, fill vacancies in, remove any member of, adopt rules for, change the functions of, or terminate the existence of any committee.  The designation of any committee and the delegation of authority to it shall not relieve the Board of Directors or any Director of any responsibility imposed by law.

Section 3.19.  Compensation of Directors.  The Board of Directors may fix or provide for reasonable compensation of any or all Directors for services rendered to the Corporation as Directors, officers, or otherwise, including (without limitation) payment of expenses of attendance at meetings of the Board of Directors or committees, payment of a fixed sum for attendance at each meeting of the Board of Directors or a committee, salaries, fees, bonuses, pensions, pension plans and trusts, profit-sharing plans and trusts, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law), other incentive, insurance, medical, and welfare plans, and other fringe benefits, whether or not on account of prior services rendered to the Corporation.  Any Director may also receive other compensation for serving the Corporation in any other capacity.

Any payment by the Corporation to any Director for any reason, whether or not paid pursuant to this Section, which shall be disallowed in whole or in part as a deductible expense of the Corporation for federal income tax purposes, shall be repaid by such Director to the Corporation to the full extent of such disallowance.  Service as a Director and acceptance of any such payment shall constitute agreement to the provisions of this Section, its conditions of payment, and the obligation to repay.

The Board of Directors and the officers shall take all necessary action to enforce repayment of the amount disallowed, including (without limitation) withholding from future payments by the Corporation to such Director until the amount owed to the Corporation has been recovered.

Section 3.20.  Temporary Suspension of Board Action by Shareholders.  Any action taken by the Board of Directors (including, without limitation, any motion or resolution adopted by the Board of Directors) may be temporarily suspended by the holders of a majority of the outstanding shares of the Corporation in the manner provided in this Section.  Written notice of suspension, signed by the holders of a majority of the outstanding shares and stating or summarizing the action of the Board of Directors to be suspended, shall be delivered to the President or Secretary of the Corporation, or any other officer of the Corporation if the President and Secretary are not reasonably available.  The notice shall be delivered within ten days from the date on which the action was taken by the Board of Directors, and no suspension shall be effective unless such notice is delivered within such time.

If such notice is delivered within such time, such action of the Board of Directors shall be suspended for a period of thirty days from the date on which such action was taken by the Board of Directors; and during such period of thirty days neither such action of the Board of Directors nor any act or thing authorized by such action shall be implemented, performed, or undertaken.  If such action of the Board of Directors is not revoked or modified by the shareholders or by the Board of Directors during such period of thirty days, such action of the Board of Directors shall become effective, and may be implemented, performed, and undertaken, after the expiration of such period.

However, (a) the right of the shareholders to suspend any specific action of the Board of Directors may be irrevocably waived at any time before or after such action is taken by the Board of Directors, or (b) any notice of suspension may be terminated before the expiration of such period of thirty days, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at any meeting of shareholders, or by written instrument signed by the holders of a majority of the outstanding shares and delivered to the President or Secretary of the Corporation, or any other officer of the Corporation if the President and Secretary are not reasonably available.

The signing by each signer of any one of several duplicate originals or copies of any notice or instrument referred to in this Section shall be sufficient.

ARTICLE 4.  OFFICERS

Section 4.01.  Required and Optional Officers. The officers of the Corporation shall be a Chairman of the Board of Directors ("Chairman"), a President, one or more Vice-Presidents (the number to be determined by the Board of Directors from time to time), a Secretary, and a Treasurer.  The Board of Directors may also elect or appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers which the Board of Directors deems advisable.

Section 4.02.  Election or Appointment of Officers.  At the first meeting of the Board of Directors held after each annual meeting of shareholders, the Board of Directors shall elect the officers required by Section 4.01 and may elect or appoint any other officers and agents which the Board deems advisable.  If in any year the election of officers does not take place at such meeting, the election shall be held as soon thereafter as is con-venient.  In addition, the Board of Directors at any time may elect, appoint, or authorize any officer or committee to appoint any other officers and agents which the Board deems advisable.  Any election may be conducted by written ballot, but need not be conducted by written ballot unless required by a rule or motion adopted by the Board of Directors.

Failure to hold one or more annual elections of officers shall not end the term of any officer, shall not cause any vacancy, and shall not affect the validity of any act of the Corporation or of any officer; and the term of each officer shall continue as provided in Section 4.03.

Section 4.03.  Terms and Qualifications of Officers.  The term of each officer shall begin at the time of his or her election, unless otherwise ordered by the Board of Directors or by the person or committee having authority to appoint the officer.  Unless sooner removed as provided in Section 4.04 or unless his or her office is abolished, each officer shall serve for a term ending at the time of the next election of officers referred to in the first two sentences of Section 4.02.  However, any officer may resign at any time by delivering his or her written resignation to the Chairman, President, or Secretary of the Corporation.  The resignation shall take effect immediately upon delivery, unless it states a later effective date.

Officers need not be residents of the State of Iowa or shareholders of the Corporation.  Any two or more offices may be held by the same person.

Section 4.04.  Removal of Officers.  Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.05.  Vacancies.  Any vacancy occurring in any office for any reason may be filled by the Board of Directors, or the Board of Directors may authorize any officer or committee to fill the vacancy.

An officer elected or appointed to fill a vacancy shall serve for a term as provided in Section 4.03.  However, if an officer is elected or appointed to fill a vacancy caused by the resignation of a predecessor whose resignation has not yet become effective, the new officer's term shall begin when his or her predecessor's resignation becomes effective.

At any time when the office of Chairman would otherwise be vacant for any reason, the President shall automatically be the Chairman (the same as if elected as Chairman) until otherwise ordered by the Board of Directors.

Section 4.06.  Duties and Powers of Officers.  Except as otherwise expressly provided by law or the Articles of Incorporation, the duties and powers of all officers and agents of the Corporation may be determined and defined from time to time by the Board of Directors.

Unless otherwise determined by the Board of Directors, the officers referred to in the following Sections shall have the duties and powers stated in the following Sections, in addition to all duties and powers prescribed by law or the Articles of Incorporation or other provisions of these By-laws.  However, the Board of Directors at any time may change, add to, limit, transfer to another officer or agent, or abolish any or all of the duties and powers of any officer or agent of the Corporation (including, without limitation, the duties and powers stated in the following Sections and in other provisions of these By-laws).

Any person who holds two or more offices at the same time may perform or exercise any or all duties and powers of either or both offices in either or both capacities.

Section 4.07.  Chairman; President.  Subject to Section 4.06:

       (a)  The Chairman of the Board of Directors ("Chairman") shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors.  Subject to the policies and decisions of the Board of Directors, the Chairman shall exercise general supervision and control over the business and affairs of the Corporation.  The Chairman shall, when present, preside at all meetings of shareholders and of the Board of Directors.  He or she shall have the same powers as the President to make and enter into on behalf of the Corporation all deeds, conveyances, mortgages, leases, contracts, agreements, bonds, reports, releases, promissory notes, evidences of indebtedness, and other documents or instruments which may in his or her judgment be advisable in the ordinary course of the Corporation's business or which are authorized by the Board of Directors.  The Chairman shall have all the usual duties and powers of the Chairman of the Board of Directors of a corporation and any other duties and powers prescribed by the Board of Directors.  Unless otherwise ordered by the Board of Directors, he or she may authorize or direct any officer, agent, or employee of the Corporation to perform any of the duties or exercise any of the powers of the Chairman (including, without limitation, all duties and powers of the Chairman under all provisions of the Articles of Incorporation and these By-laws, or prescribed by the Board of Directors, or arising in any other way).

        (b)  The President shall be the chief operating officer of the Corporation unless otherwise determined by the Board of Directors.  Subject to the policies and decisions of the Board of Directors and the Chairman, the President shall supervise, control, and manage all of the business and affairs of the Corporation.  The President shall report to the Chairman when the Board of Directors is not in session.  In the absence of the Chairman, the President shall preside at meetings of shareholders and of the Board of Directors.  Unless otherwise ordered by the Board of Directors or by the Chairman, the President (1) may employ and appoint any employees, agents, attorneys, and accountants for the Corporation which he or she deems necessary or advisable; delegate authority to them; prescribe their duties, powers, and compensation; and discharge them; (2) may authorize or direct any officer, agent, or employee of the Corporation to perform any of the duties or exercise any of the powers of the President (including, without limitation, all duties and powers of the President under all provisions of the Articles of Incorporation and these By-laws, or prescribed by the Board of Directors, or arising in any other way); (3) may make and enter into on behalf of the Corporation all deeds, conveyance, mortgages, leases, contracts, agreements, bonds, reports, releases, promissory notes, evidences of indebtedness, and other documents or instruments which may in his or her judgment be advisable in the ordinary course of the Corporation's business or which are authorized by the Board of Directors; (4) shall see that all orders and resolutions of the Board of Directors are carried into effect; (5) shall see that all laws applicable to the Corporation are complied with; and (6) shall have all the usual duties and powers of the President of a corporation and any other duties and powers prescribed by the Board of Directors or by the Chairman.

Section 4.08.  Vice-Presidents.  Subject to Section 4.06, in the absence of the President, or in event of his or her death or inability to act, the Vice-President (if more than one, the Vice-Presidents in the order designated by the Board of Directors or, in the absence of any designation, in the order in which their names appear in the minutes showing their election) shall perform the duties and exercise the powers of the President (including, without limitation, all duties and powers of the President under all provisions of the Articles of Incorporation and these By-laws, or prescribed by the Board of Directors, or arising in any other way).  Each Vice-President shall also have any other duties and powers prescribed by the Board of Directors, the Chairman, or the President.

Section 4.09.  Secretary.  Subject to Section 4.06, the Secretary:

        (a)  shall, when present, act as secretary of each meeting of shareholders and of the Board of Directors;

        (b)  shall prepare and keep minutes of all meetings of the shareholders and the Board of Directors in minute books;

        (c)  shall see that all notices are given and that records of shareholders are made and filed as required by law and the Articles of Incorporation and these By-laws;

        (d)  shall be the custodian of the corporate records and the seal (if any) of the Corporation and shall, when authorized, see that the seal is affixed to any instrument requiring it;

        (e)  shall keep at the registered office or principal place of business of the Corporation a record of its shareholders (which is part of the stock transfer books of the Corporation), giving the names and addresses of all shareholders and the number and class of the shares held by each, and a record of the Directors, giving the names and addresses of all Directors;

        (f)  shall have charge of the stock transfer books of the Corporation and shall record the issuance and transfer of shares, except to the extent that these duties are delegated by the Board of Directors to a transfer agent or registrar; and

        (g)  shall have all the usual duties and powers of the Secretary of a corporation and any other duties and powers prescribed by the Board of Directors, the Chairman, or the President.

Section 4.10.  Treasurer.  Subject to Section 4.06, the Treasurer:

        (a)  shall have charge of all funds, securities, and evidences of indebtedness belonging to the Corporation;

        (b)  shall receive and give receipts for money payable to the Corporation;

        (c)  shall cause the Corporation's funds to be deposited in the name of and to the credit of the Corporation in depositories designated by or pursuant to authority granted by the Board of Directors;

        (d)  shall cause the Corporation's funds to be disbursed when and as authorized;

        (e)  shall see that correct and complete books and records of account are kept, in accordance with generally accepted accounting principles uniformly and consistently applied;

        (f)  shall see that correct financial statements are prepared and presented to the Board of Directors from time to time, in accordance with generally accepted accounting principles uniformly and consistently applied; and

        (g)  shall have all the usual duties and powers of the Treasurer of a corporation and any other duties and powers prescribed by the Board of Directors, the Chairman, or the President.

Section 4.11.  Assistant Secretaries.  Subject to Section 4.06, in the absence of the Secretary or in event of his or her death or inability or refusal to act, the Assistant Secretary (if more than one, the Assistant Secretaries in the order designated by the Board of Directors or, in the absence of any designation, in the order in which their names appear in the minutes showing their election or appointment) shall perform the duties and exercise the powers of the Secretary.  Each Assistant Secretary shall also have any other duties and powers prescribed by the Board of Directors, the Chairman, the President, or the Secretary.

Section 4.12.  Assistant Treasurers.  Subject to Section 4.06, in the absence of the Treasurer or in event of his or her death or inability or refusal to act, the Assistant Treasurer (if more than one, the Assistant Treasurers in the order designated by the Board of Directors or, in the absence of any designation, in the order in which their names appear in the minutes showing their election or appointment) shall perform the duties and exercise the powers of the Treasurer.  Each Assistant Treasurer shall also have any other duties and powers prescribed by the Board of Directors, the Chairman, the President, or the Treasurer.

Section 4.13.  Compensation of Officers.  The Board of Directors may fix or provide for, or may authorize any officer to fix or provide for, reasonable compensation of any or all officers and agents of the Corporation, including (without limitation) salaries, bonuses, payment of expenses, pensions, pension plans and trusts, profit-sharing plans and trusts, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law), other incentive, insurance, medical, and welfare plans, and other fringe benefits, whether or not on account of prior services rendered to the Corporation.

However, unless otherwise ordered by the Board of Directors, the Chairman and President shall have full authority to fix or provide for reasonable compensation of any or all officers and agents of the Corporation (including, without limitation, all of the foregoing except stock bonus and stock option plans), subject only to any orders and resolutions of the Board of Directors regarding such compensation.

Any payment by the Corporation to any officer or agent for any reason, whether or not paid pursuant to this Section, which shall be disallowed in whole or in part as a deductible expense of the Corporation for federal income tax purposes, shall be repaid by such officer or agent to the Corporation to the full extent of such disallowance.  Service as an officer or agent and acceptance of any such payment shall constitute agreement to the provisions of this Section, its conditions of payment, and the obligation to repay.  The Board of Directors and the officers shall take all necessary action to enforce repayment of the amount disallowed, including (without limitation) withholding from future payments by the Corporation to such officer or agent until the amount owed to the Corporation has been recovered.

Section 4.14.  Bond.  The Board of Directors in its discretion may require any officer or agent to give a bond for the faithful performance of his or her duties or may require a blanket bond or fidelity insurance policy covering some or all officers and agents.  The Corporation shall pay the cost unless otherwise determined by the Board of Directors.

ARTICLE 5.  SHARES AND CERTIFICATES

Section 5.01.  Issuance of and Consideration for Shares.  Shares and securities convertible into shares of the Corporation may be issued, and treasury shares may be disposed of by the Corporation, for a consideration expressed in dollars (not less than the par value in the case of shares having a par value) which shall be fixed from time to time by a majority vote of the shareholders, and may be issued and disposed of to persons designated from time to time by (or pursuant to authority granted by) a majority vote of the shareholders.

Section 5.02.  Restrictions on Issuance of Shares.

        (a)  No share of the Corporation shall be issued until fully paid as required by law.  Neither promissory notes of the subscriber nor future services shall constitute payment or part payment to the Corporation for shares of the Corporation.

        (b)  No fractional share or certificate representing a fractional share shall be issued unless expressly authorized by the Board of Directors.

Section 5.03.  Certificates Representing Shares.  Each shareholder shall be entitled to a certificate or certificates representing the shares of the Corporation owned by him or her.  Certificates shall be in a form approved by (or pursuant to authority granted by) the Board of Directors.  Each certificate shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and the corporate seal (if any) may be affixed.  All certificates shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued, and the number and class of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.  No new certificate shall be issued in place of any certificate until the old certificate for a like number of shares has been surrendered and cancelled, except as otherwise expressly provided in these By-laws.
This Section is subject to Article 6 of these By-laws.

Section 5.04.  Lost, Destroyed, or Wrongfully Taken Certificates.  The Board of Directors may authorize a new certificate to be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken, upon compliance with applicable law and all reasonable requirements prescribed by (or pursuant to authority granted by) the Board of Directors.

        Section 5.05.  Transfer of Shares.  Shares of the Corporation shall be transferable only on the stock transfer books of the Corporation, by the holder of record or by his or her duly authorized attorney or legal representative (who shall furnish any evidence of authority to transfer which the Corporation or its agent may reasonably require), and upon surrender to the Corporation of the certificate representing the shares.  The certificate shall be endorsed in the manner provided by Iowa law.  The Corporation or its agent may require reasonable assurance that endorsements are genuine and effective, and may require compliance with all applicable laws regarding transfer and registration.  The Corporation shall cancel the old certificate, issue a new certificate to the person entitled to it, and register the transfer on its stock transfer books.

However, if the applicable law permits shares to be transferred in a different manner, then to the extent required to comply with such law all references in this Section to "shares" mean the rights against the Corporation inherent in or arising out of the shares.

This Section is subject to Article 6 of these By-laws.

Section 5.06.  Shareholders of Record; Change of Name or Address of Shareholder or Director.  The Corporation is entitled to recognize the exclusive right of a person shown on its stock transfer books as the holder of shares to receive notices and dividends, to vote, and to have and exercise all other rights deriving from the shares, and shall not be bound to recognize any other person's equitable or other claim to or interest in the shares, whether or not it has actual or constructive notice thereof.  Unless the context or another provision of these By-laws clearly indicates otherwise, all references in these By-laws to "shareholders" and "holders" mean the shareholders of record as shown on the stock transfer books of the Corporation.

Each shareholder and each Director shall promptly notify the Secretary in writing of his or her correct address and any change in his or her name or address.  If any shareholder or Director fails to do so, neither the Corporation nor any of its Directors, officers, agents, or employees shall be liable to the shareholder or Director for any error or loss which might have been prevented if notice had been given.

Section 5.07.  Rules.  The Board of Directors may adopt any rules, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, which it deems advisable concerning the issuance, transfer, conversion, and registration of shares and certificates representing shares of the Corporation.

ARTICLE 6.  RESTRICTIONS ON TRANSFER OF SHARES

Section 6.01.  Future Restrictions Authorized.  Provisions restricting the transfer of any or all shares of the Corporation, and any other provisions authorized by the Articles of Incorporation, may be adopted at any time by amendment of the By-laws.  Unless otherwise provided by such amendment, such restrictions and provisions shall apply to all shares of the Corporation, whether issued before or after such amendment.

ARTICLE 7.  GENERAL PROVISIONS

Section 7.01.  Seal.  The corporate seal shall be circular in form and shall include the name of the Corporation and the words "Corporate Seal" and "Iowa."  The seal may be affixed by causing it or a facsimile to be impressed or reproduced in any manner.

However, the Board of Directors may decide at any time that the Corporation shall have no seal, and thereafter the Corporation shall have no seal until otherwise ordered by the Board of Directors.

Section 7.02.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors from time to time.

Section 7.03.  Dividends.  The Board of Directors may declare, and the Corporation may pay, dividends on the outstanding shares as provided by law.  No shareholder or shareholders shall have any right to require or compel declaration of any dividend, or payment of any dividend not declared by the Board of Directors.

Section 7.04.  Execution of Documents and Instruments.  All deeds and conveyances of real estate, mortgages of real estate, and leases of real estate (for an initial term of five years or more) to be executed by the Corporation shall be signed in the name of the Corporation by the Chairman, the President, or a Vice-President and signed or attested by the Secretary or an Assistant Secretary, and the corporate seal shall be affixed if the Corporation has a seal.

All other documents or instruments to be executed by the Corporation (including, without limitation, contracts, agreements, bonds, reports, releases, promissory notes, and evidences of indebtedness; and deeds, conveyances, mortgages, and leases other than those referred to in the preceding sentence) shall be signed in the name of the Corporation by any one or more officers of the Corporation, with or without the corporate seal (if any).

However, from time to time the Board of Directors, Chairman, or President may change, add to, limit, transfer to another officer or agent, or abolish the authority of any officer or officers to sign any or all documents or instruments, or may authorize the execution of any document or instrument by any person or persons, with or without the corporate seal (if any).  Such action may be either general or confined to specific instances.

Section 7.05.  Borrowing.  No money shall be borrowed on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by (or pursuant to authority granted by) the Board of Directors.  Authorization may be either general or confined to specific instances.

Section 7.06.  Checks and Drafts.  All checks and drafts issued in the name of the Corporation shall be signed by the person or persons and in the manner authorized by (or pursuant to authority granted by) the Board of Directors.

Section 7.07.  Voting of Shares Owned by Corporation.  Any shares of any other corporation owned by this Corporation may be voted at any meeting of shareholders of the other corporation by the Chairman of this Corporation or any person designated by the Chairman.  Whenever in the Chairman's judgment it is advisable for the Corporation to execute a proxy or waiver of notice or to give a consent with respect to any shares of any other corporation, the proxy, waiver, or consent shall be executed in the name of this Corporation as directed by the Chairman, without necessity of any authorization by the Board of Directors.  Any person or persons so designated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or securities on behalf of this Corporation.  In the absence of the Chairman or in event of his or her inability to act, the President may perform the duties and exercise the powers of the Chairman under this Section.  The provisions of this Section are subject to any specific directions by the Board of Directors.  For the purposes of this Section, "shares" includes securities and voting rights; "shareholders" includes security holders, members, and persons entitled to vote; and "corporation" includes any form of company or business organization.

Section 7.08.  Contracts and Transactions; Interested Directors.  In the absence of fraud, any contract or other transaction between the Corporation and any or all of its Directors (including, without limitation, any sale or purchase of shares and any authorization or payment of compensation to any Director or officer of the Corporation) or between the Corporation and any other corporation, firm, association, person, or entity in which any or all of the Directors of the Corporation are financially interested shall be valid for all purposes and shall not be void or voidable, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors or a committee which authorizes, approves, or ratifies the contract or transaction, and notwithstanding his, her, or their participation in and vote upon such action and the counting of his, her, or their votes for such purpose, if any one of the following occurs:

        (a)  The fact of such interest or relationship is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction, and such action is taken by a vote or consent which includes any one of the following:  (1) the votes or consents of sufficient Directors to take action as provided in Section 3.11 or 3.18 without counting the votes or consents of such interested or related Directors; or (2) the votes or consents of a majority of a quorum consisting of Directors who do not have such financial interest or relationship; or (3) a unanimous vote or consent of all Directors who do not have such financial interest or relationship (whether or not constituting a quorum) if there is at least one such Director.  This Subsection shall prevail over Sections 3.09, 3.11, and 3.18.

        (b)  The fact of such interest or relationship is disclosed or known to the shareholders entitled to vote (or to any meeting of shareholders) and the shareholders authorize, approve, or ratify the contract or transaction by vote or written consent.

        (c)  The contract or transaction is fair and reasonable to the Corporation.  All contacts and transactions authorized, approved, or ratified by the Board of Directors are presumed to be fair and reasonable to the Corporation, and the burden of proof shall be upon any person seeking to overcome this presumption.

Such interested or related Director or Directors are expressly authorized to vote upon or consent to the authorization, approval, or ratification of such contract or transaction by the Board of Directors or a committee; may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which takes such action; and may be included in the majority necessary to take such action.  Each Director of the Corporation is expressly relieved, in the absence of fraud, from any liability which might otherwise exist or arise from contracting with the Corporation for the benefit of himself or herself or any corporation, firm, association, person, or entity in which the Director is in any way interested or with which he or she is in any way connected.

Any contract, transaction, or act of the Corporation or of the Board of Directors which (or the substance of which) at any time is authorized, approved, or ratified by the shareholders shall be as valid and binding as though expressly authorized in writing by every shareholder of the Corporation.  However, any failure or refusal of the shareholders to authorize, approve, or ratify any contract, transaction, or act, if submitted, shall not be deemed in any way to render it invalid or to deprive the Directors or officers of authority to proceed with the contract, transaction, or act.

This Section shall not be construed to invalidate any contract, transaction, or act which would otherwise be valid, nor as a limitation upon the powers of the Directors or officers, nor to require that any contract, transaction, or act shall be authorized, approved, or ratified by the shareholders.

This Section is in addition to all provisions of applicable law and these By-laws which permit or validate contracts or transactions or limit the liability of Directors.  Contracts, transactions, and actions shall be permitted and valid, and the liability of Directors shall be limited or removed, to the maximum extent provided either by this Section or by other provisions of these By-laws or the Articles of Incorporation or by applicable law; and these By-laws shall be liberally construed to carry out this purpose.

Section 7.09.  Limitation of Officers' Liability.  An officer shall not be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the Iowa Business Corporation Act. (As amended 12/1/2008.)

Section 7.10.  Indemnification.  The Corporation may indemnify a Director or officer of the Corporation who is a party to a proceeding against liability incurred by such Director or officer in the proceeding to the maximum extent now or hereafter permitted by and in the manner prescribed by the Iowa Business Corporation Act, including the advancement of expenses.  Without limiting the generality of the foregoing, the Corporation may enter into indemnification agreements consistent with the Iowa Business Corporation Act with each Director of the Corporation and such officers of the Corporation as the Board of Directors deems appropriate from time to time. (As amended 12/1/2008.)

Section 7.11.  Reliance on Documents.  Each Director and officer shall be fully protected in relying and acting in good faith upon an opinion of legal counsel, or the books of account or other records of the Corporation, or reports or financial statements prepared or presented by any officer of the Corporation or by a disinterested accountant or firm of accountants or by a disinterested appraiser.  Each Director and officer is expressly relieved from any liability which might otherwise exist or arise from or in connection with any such action.

Section 7.12.  Authority to Carry Out Resolutions and Motions.  Each resolution or motion adopted by the shareholders or by the Board of Directors shall be deemed to include the following provision, unless the resolution or motion expressly negates this provision:  "The officers of the Corporation are severally authorized on behalf of the Corporation to do all acts and things which may be necessary or convenient to carry out the intent of this resolution (motion), including, without limitation, the authority to make, execute, seal, deliver, file, and perform all appropriate contracts, agreements, certificates, documents, and instruments."

The foregoing provision shall automatically be a part of the resolution or motion even though not stated in the minutes; and any officer may state or certify that the foregoing provision is included in the resolution or motion.

Section 7.13.  Effect of Partial Invalidity.  If a court of competent jurisdiction adjudges to be invalid any clause, sentence, paragraph, section, or part of the Articles of Incorporation or these By-laws, the judgment or decree shall not affect, impair, invalidate, or nullify the remainder of the Articles of Incorporation or these By-laws; but the effect shall be confined to the clause, sentence, paragraph, section, or part adjudged to be invalid.

Section 7.14.  General Definitions.  Wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise:

(a)  Any word or term defined in the Iowa Business Corporation Act shall have the same meaning in the Articles of Incorporation or in these By-laws.

(b)  The use of the singular includes the plural.  The use of the plural includes the singular.  The use of any gender is applicable to any other gender.

(c)  "Written" means written, typed, printed, duplicated, or reproduced by any process.

        (d)  "Adopt," "adopted," "adoption," "authorize," "authorized," "authorization," "approve," "approved," "approval," "ratify," "ratified," and  "ratification" are interchangeable words each of which includes all of said words.

(e)  Headings and references in margins are included for convenience and shall not be construed to limit or restrict any provision of the Articles of Incorporation or these By-laws.

ARTICLE 8.  AMENDMENTS

Section 8.01.  Reservation of Right to Amend; Retroactive Effect.  The shareholders reserve the exclusive right from time to time to amend these By-laws in the manner now or hereafter permitted by the Articles of Incorporation and these By-laws, whether or not the amendment constitutes or results in a fundamental change in the purposes or structure of the Corporation or in the rights or privileges of shareholders or others or in any or all of the foregoing.  The original By-laws of the Corporation and each amendment to the By-laws (unless otherwise expressly stated in the amendment or in the resolution adopting it) shall be effective retroactively to the beginning of the Corporation's existence and (to the maximum possible extent) shall apply to acts, transactions, and events occurring and rights and liabilities arising before adoption of the By-laws or the amendment.  The preceding sentence and the retroactive effect of the By-laws and amendments shall not invalidate or impair any act or transaction which would otherwise be valid.  All rights and privileges of shareholders or others are subject to these reservations.  Wherever used in these By-laws with respect to the By-laws, the word "amend," "amended," or "amendment" includes and applies to the amendment, alteration, or repeal of any or all provisions of the By-laws or the adoption of new By-laws.

Section 8.02.  Procedure to Amend; Shareholders' Action.  Any amendment to these By-laws may be adopted by the shareholders at any annual or special meeting of shareholders.  No notice of any proposed amendment to the By-laws shall be required; but if the proposed amendment is submitted to a special meeting of shareholders, the notice of the meeting shall include a statement to the effect that the purpose or one of the purposes for which the meeting is called is to amend the By-laws.